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Deloitte & Touche LLP
Suite 1200
695 Town Center Drive
Costa Mesa, California 92626-1924                                    EXHIBIT 4.1

Tel: (714) 436-7100
Fax: (714) 436-7200
www.us.deloitte.com
                                                                        Deloitte
                                                                        & Touche

November 17, 2000

Mr. J. Robert Fabregas
Chief Financial Officer and
 Acting Chief Executive Officer
Easyriders, Inc.
28210 Dorothy Drive
Agoura Hills, California 91301

Dear Mr. Fabregas,

This is to confirm that the client-auditor relationship between Easyriders, Inc. (Commission File No. 001-14509) and Deloitte & Touche LLP has ceased.

Yours truly,

/s/ Deloitte & Touche LLP

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 11-3
    450 5th Street, N.W.
    Washington, D.C. 20549

    Mr. Joseph Jacobs - Chairperson of the Audit Committee




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